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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                    AMBI INC.

        (Pursuant to Section 805 of the Business Corporation Law)

     1. The name of the corporation is AMBI Inc. (the "Corporation"), a corporation organized and existing under the Business Corporation Law of the State of New York. The name under which it was formed is Applied Micro Biology, Inc.

     2. The date its certificate of incorporation was filed by the Department of State is June 29, 1983.

     3. The certificate of incorporation is hereby amended by the addition of the following article Eighteenth, which states the number, designation, relative rights, preferences, and limitations which have been fixed by resolution of the Corporation's board of directors for shares of the Series F Convertible Preferred Stock:

     "ARTICLE Eighteenth: There is hereby created a series of the Preferred Stock of this Corporation to consist of 575 shares of the 5,000,000 shares of Preferred Stock, par value $.01 per share, which this Corporation now has the authority to issue. All references to Sections in this Article Eighteenth shall refer to the sections contained in this Article
     Eighteenth:

     (a) Designation and Amount. The designation of this series, which consists of 575 shares of Preferred Stock, is the Series F Convertible Preferred Stock (the "Preferred Shares") and the face amount shall be One Thousand U.S. Dollars ($1,000) per share.

     (b) Dividends. The Preferred Shares shall bear dividends ("DIVIDENDS") at a rate of 10.0% per annum, which shall be cumulative, accrue daily from the Issuance Date (as defined below) and be payable on the first day of each Calendar Quarter (as defined below) beginning on January 1, 1999 (each a "DIVIDEND DATE"). If a Dividend Date is not a business day then the Dividend shall be due and payable on the business day immediately following the Dividend Date. Dividends shall be payable in cash or, at the option of the Corporation, in shares of Common Stock, provided that the Dividends which accrued during any period shall be payable in shares of Common Stock only if the Corporation provides written notice ("DIVIDEND ELECTION NOTICE") to each holder of Preferred Shares at least 30 business days prior to the Dividend Date. Dividends


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     to be paid in shares of Common Stock shall be paid in a number of fully paid and nonassessable shares (rounded to the nearest whole share) of Common Stock equal to the quotient of (a) the accrued and unpaid Dividends and (b) the Dividend Market Price (as defined below) on the applicable Dividend Date. Notwithstanding the foregoing, the Corporation shall not be entitled to pay Dividends in shares of Common Stock and shall be required to pay such Dividends in cash if (a) any event constituting a Triggering Event (as defined in Section 5(d)), or an event that with the passage of time would constitute a Triggering Event if not cured, has occurred and is continuing on the date of the Corporation's Dividend Election Notice or on the Dividend Date, unless otherwise consented to in writing by the holder of Preferred Shares entitled to receive such Dividend or (b) the Registration Statement (as defined below) has not been declared effective by the Securities and Exchange Commission (the "SEC") on or before the Dividend Date. Any accrued and unpaid Dividends which are not paid within five (5) business days after the applicable Dividend Date shall bear interest at the rate of 18.0% per annum from such Dividend Date until the same is paid (the "DEFAULT INTEREST").

          (4) Conversion of Preferred Shares. Preferred Shares shall be convertible into shares of the Corporation's common stock, par value $.005 per share (the "COMMON STOCK"), on the terms and conditions set forth in this Section 4.

              (a) Certain Defined Terms. For purposes of this Certificate of Amendment, the following terms shall have the following meanings:

                  (i) "CONVERSION PRICE" means, as of any Conversion Date (as defined below) or other date of determination, $1.25, subject to adjustment as provided herein.

                  (ii) "MARKET PRICE" means, with respect to any security, that price which shall be computed as the arithmetic average of the Closing Bid Prices (as defined below) for such security on each of the 10 consecutive trading days immediately preceding such date of determination. (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

                  (iii) "CLOSING BID PRICE" means, for any security as of any date, the last closing bid price for such security on the Principal Market (as defined below) as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as

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     reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the holders of Preferred Shares. If the Corporation and the holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 4(e)(iii) below with the term "Closing Bid Price" being substituted for the term "Market Price." (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

                  (iv) "CLOSING SALE PRICE" means, for any security as of any date, the last closing trade price for such security on the Principal Market (as defined below) as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the holders of Preferred Shares. If the Corporation and the holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 4(e)(iii) below with the term "Closing Sale Price" being substituted for the term "Market Price." (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

                  (v) "N" means, with respect to each Preferred Share, the number of days from, but excluding, the last Dividend Date with respect to which Dividends, along with any Default Interest, has been paid by the Corporation on such Preferred Share through and including the Conversion Date or the Maturity Date, as the case may be, for which conversion and/or redemption is being elected for such Preferred Share.

                  (vi) "ISSUANCE DATE" means, with respect to each Preferred Share, the date of issuance of the applicable Preferred Share.

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                  (vii)  "MANDATORY CONVERSION DATE" means the date which is three (3) years after the applicable Issuance Date.

                  (viii) "PERSON" means an individual, a limited liability Corporation, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  (ix)   "PRINCIPAL MARKET" means the Nasdaq National Market.

                  (x)     "STATED VALUE" means $1,000.

                  (xi) "CONVERSION AMOUNT" means, with respect to each Preferred Share, the sum of (A) the Additional Amount and (B) $1,000.

                  (xii) "ADDITIONAL AMOUNT" means, with respect to each Preferred Share, the sum of (A) unpaid Default Interest through the date of determination plus (B) the product of (I) $100, multiplied by (II) the result of (X) N, divided by (Y) 365.

                  (xiii) "EXCHANGE AGREEMENT" means that certain exchange and redemption agreement between the Corporation and the initial holders of the Preferred Shares relating to the issuance of the initial Preferred Shares and certain other matters.

                  (xiv) "REGISTRATION RIGHTS AGREEMENT" means that certain registration rights agreement between the Corporation and the initial holders of the Preferred Shares relating to the filing of a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares and as payment of Dividends thereon.

                  (xv) "DIVIDEND MARKET PRICE" means, for the Common Stock as of any date, the product of (A) .85 and (B) the arithmetic average of the Closing Bid Prices for the Common Stock on each of the 30 consecutive trading days immediately preceding such date of determination. (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

                  (xvi) "CALENDAR QUARTER" means, each of the period beginning on and including January 1 and ending on and including March 31, the period beginning on and including April 1 and ending on and including June 30, the period beginning on and including July 1 and ending on and including September 30, and the period beginning on and including October 1 and ending on and including December 31.

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              (b) Holder's Conversion Right; Mandatory Conversion. Subject
     to the provisions of Section 4(d) below, at any time or times on or after the Issuance Date, any holder of Preferred Shares shall be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 4(e), at the Conversion Rate (as defined below). If any Preferred Shares remain outstanding on the Mandatory Conversion Date (as defined below), then all such Preferred Shares shall be converted at the Conversion Rate as of such date in accordance with Section 4(e). The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up or down to the nearest whole share.

              (c) Conversion Rate. The number of shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 4(b) shall be determined according to the following formula (the "CONVERSION RATE"):

                                    Conversion Amount
                                    Conversion Price

                  (d) Limitations on Conversion. The Corporation shall not effect any conversion of Preferred Shares and no holder of Preferred Shares shall have the right to convert any Preferred Shares pursuant to
     Section 4(b) to the extent that after giving effect to such conversion such Person (together with such Person's affiliates) (A) would beneficially own in excess of 10.00% of the outstanding shares of the Common Stock following such conversion and (B) would have acquired, through conversion of Preferred Shares or otherwise, in excess of 10.00% of the outstanding shares of the Common Stock following such conversion during the 60-day period ending on and including such Conversion Date (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Person and its affiliates or acquired by a Person and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(d)(i), beneficial ownership shall be calculated

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     in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary contained herein, each Conversion Notice (as defined below) shall constitute a representation by the holder submitting such Conversion Notice that, after giving effect to such Conversion Notice, (A) the holder will not beneficially own (as dtermined in accordance with this Section 4(d)(i)) and (B) during the 60-day period ending on and including such Conversion date, the holder will not have acquired, through conversion of Preferred Shares or otherwise, a number of shares of Common Stock in excess of 10.00% of the outstanding shares of Common Stock as reflected in the Corporation's most recent Form 10-Q or Form 10-K, as the case may be, or more recent public press release or other public notice by the Corporation setting forth the number of shares of Common Stock outstanding, but after giving effect to conversions of Preferred Shares by such holder since the date as of which such number of outstanding shares of Common Stock was reported.

              (e) Mechanics of Conversion. The conversion of Preferred Shares shall be conducted in the following manner:

                  (i) Holder's Delivery Requirements. To convert Preferred Shares into shares of Common Stock on any date (the "CONVERSION DATE"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Eastern Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "CONVERSION NOTICE") to the Corporation's designated transfer agent (the "TRANSFER AGENT") with a copy thereof to the Corporation and (B) surrender to a common carrier for delivery to the Transfer Agent as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "PREFERRED STOCK CERTIFICATES").

                  (ii) Corporation's Response. Upon receipt by the Corporation of a copy of a Conversion Notice, the Corporation shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. Upon receipt by the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, the Transfer Agent shall, on the next business day following the date of receipt, (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or (B) provided the Transfer Agent is participating in The Depository Trust Corporation ("DTC") Fast Automated Securities Transfer Program, upon the request of the holder, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with DTC through its Deposit

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     Withdrawal Agent Commission system. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of Preferred Shares being converted, then the Transfer Agent shall, as soon as practicable and in no event later than three business days after receipt of the Preferred Stock Certificate(s) and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

                  (iii) Dispute Resolution. In the case of a dispute as to the determination of the Market Price or the arithmetic calculation of the Conversion Rate, the Corporation shall instruct the Transfer Agent to issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) business day of receipt of such holder's Conversion Notice. If such holder and the Corporation are unable to agree upon the determination of the Market
     Price or arithmetic calculation of the Conversion Rate within one (1) business day of such disputed determination or arithmetic calculation being submitted to the holder, then the Corporation shall within one (1) business day submit via facsimile (A) the disputed determination of the Market Price to an independent, reputable investment bank selected by the Corporation and approved by the holders of a majority of the Preferred Shares then outstanding or (B) the disputed arithmetic calculation of the Conversion Rate to the Corporation's independent, outside accountant. The Corporation shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Corporation and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

                  (iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                  (v)    Corporation's Failure to Timely Convert.

                         (A) Cash Damages. If within two business days after the Transfer Agent's receipt of the Preferred Stock Certificates to be converted and a copy of the Conversion Notice (the "SHARE DELIVERY PERIOD") the Transfer Agent shall fail to issue a certificate to a holder or credit such holder's balance account with DTC for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of Preferred Shares or to issue a new Preferred Stock Certificate representing the number of Preferred Shares to which such holder is entitled pursuant to Section 4(e)(ii) (a "CONVERSION FAILURE"), in addition to all other available remedies which such holder may pursue hereunder and

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     under the Exchange Agreement between the Corporation and the initial holders of the Preferred Shares (including indemnification pursuant to Section 10 thereof), the Corporation shall pay additional damages to such holder on each date after such second (2nd) business day such conversion is not timely effected and/or such Preferred Stock Certificate is not delivered in an amount equal to 0.25% of the sum of (I) the Conversion Amount of the Preferred Shares submitted for conversion and with respect to which shares of Common Stock are not issued to the holder on a timely basis pursuant to Section 4(e)(ii) and to which such holder is entitled and, (II) in the event the Corporation has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 4(e)(ii), the Conversion Amount represented by the Preferred Shares represented by such Preferred Stock Certificate. If the Corporation fails to pay the additional damages set forth in this Section 4(e)(v) within five business days of the date incurred, then the holder entitled to such payments shall have the right at any time, so long as the Corporation continues to fail to make such payments, to require the Corporation, upon written notice ("CASH DEFAULT NOTICE"), to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the lesser of (I) the Conversion Price in effect on such Conversion Date as specified by the holder in the Conversion Notice and (II) the Market Price on the date the Corporation receives the Cash Default Notice.

                         (B) Void Conversion Notice; Adjustment to Conversion Price. If for any reason a holder has not received all of the shares of Common Stock prior to the tenth (10th) business day after the expiration of the Share Delivery Period with respect to a conversion of Preferred Shares, then the holder, upon written notice to the Transfer Agent, with a copy to the Corporation, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such holder's Conversion Notice; provided that the voiding of a holder's Conversion Notice shall not affect the Corporation's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 4(e)(v)(A) or otherwise. Thereafter, the Conversion Price of any Preferred Shares returned or retained by the holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price as in effect on the date on which the holder voided the Conversion Notice and (II) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date such holder voided the Conversion Notice.

                  (vi) Pro Rata Conversion and Redemption. In the event the Corporation receives a Conversion Notice from more than one holder of Preferred Shares for the same Conversion Date and the Corporation can convert some, but not all, of such Preferred Shares, the Corporation shall convert from each holder of Preferred Shares electing to have Preferred Shares converted at such time a pro rata amount of such holder's Preferred Shares submitted for conversion based on the

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     number of Preferred Shares submitted for conversion on such date by such holder relative to the number of Preferred Shares submitted for conversion on such date.

                  (vii) Mechanics of Mandatory Conversion. On the Mandatory Conversion Date, all holders of Preferred Shares shall surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Transfer Agent and all outstanding Preferred Shares shall be converted as of such date as if the holders of such Preferred Shares had given the Conversion Notice for all such shares on the Mandatory Conversion Date; provided that the Mandatory Conversion Date shall be extended for any Preferred Shares for as long as (A) the conversion of such Preferred Shares would violate the provisions of Section 4(d), (B) a Triggering Event shall have occurred and be continuing or (C) any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in a Triggering Event.

              (f) Taxes. The Corporation shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Preferred Shares.

              (g) Adjustments to Conversion Price. The Conversion Price will be subject to adjustment from time to time as provided in this Section 4(g).

                  (i) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the date of issuance of the Preferred Shares, the Corporation issues or sells, or in accordance with this Section 4(g) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation, but excluding shares of Common Stock deemed to have been issued by the Corporation in connection with an Approved Stock Plan (as defined below) or upon conversion of the Preferred Shares) for a consideration per share less than the lesser of
     (A) the Market Price of the Common Stock on the date of such issuance or sale and (B) the Conversion Price in effect immediately prior to such time (the "APPLICABLE PRICE"), then immediately after such issue or sale, the Conversion Price then in effect shall be reduced to an amount equal to the product of (x) the Conversion Price in effect immediately prior to such issue or sale and (y) the quotient of (1) the sum of (I) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale and (II) the consideration, if any, received by the Corporation upon such issue or sale, divided by (2) the product of (I) the Applicable Price multiplied by (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. For purposes of determining the adjusted Conversion Price under this Section 4(g)(i), the following shall be applicable:

                         (A) Issuance of Options. If the Corporation in any

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     manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this
     Section 4(g)(i)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 4(g)(i)(A) to the extent that such adjustment is based solely on the fact that the Convertible Securities issuable upon exercise of such Option are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock.

                         (B) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 4(g)(i)(B), the "price per share for which one share of Common Stock is issuable upon such conversion or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 4(g)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 4(g)(i)(B) to the extent that such adjustment is based solely on the fact that such Convertible Securities are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock.

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                         (C) Change in Option Price or Rate of Conversion.
     If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 4(g)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of the Preferred Shares are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

                         (D) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Corporation therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the Market Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Corporation and the holders of a majority of the Preferred Shares then outstanding. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the "VALUATION EVENT"), the fair value of such consideration will be determined within five business days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the holders of a majority of the Preferred Shares then outstanding. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation.

                         (E) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                         (F) Certain Definitions. For purposes of this Section 4(g)(i), the following terms have the respective meanings set forth below:

                             (I)   "APPROVED STOCK PLAN" shall mean any
     employee benefit plan which has been approved by the Board of Directors of the Corporation, pursuant to which the Corporation's securities may be issued to any employee, officer, director, consultant or other service provider for services provided to the Corporation.

                             (II)  "COMMON STOCK DEEMED OUTSTANDING"
     means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(g)(i)(A) and 2(g)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Corporation or issuable upon conversion of the Preferred Shares.

                             (III) "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                             (IV)  "CONVERTIBLE SECURITIES" means any
     stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

                  (ii) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                  (iii) Other Events. If any event occurs of the type contemplated by the provisions of this Section 4(e) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Preferred Shares; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 4(e).

                  (iv)   Notices.

                         (A) Immediately upon any adjustment of the Conversion Price, the Corporation will give written notice thereof to each holder of Preferred Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

                         (B) The Corporation will give written notice to each holder of Preferred Shares at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

                         (C) The Corporation will also give written notice to each holder of Preferred Shares at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

          (5) Redemption at Option of Holders.

              (a) Redemption Option Upon Major Transaction. In addition to all other rights of the holders of Preferred Shares contained herein, upon the consummation of a Major Transaction (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Corporation to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of
     (i) 125% of the Conversion Amount of such share and (ii) the product of
     (A) the Conversion Rate on such date and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such date on which the Principal Market, or the market or exchange where the Common Stock is then traded, is open for trading ("MAJOR TRANSACTION REDEMPTION PRICE").

              (b) Redemption Option Upon Triggering Event. In addition to all other rights of the holders of Preferred Shares contained herein, after a Triggering Event (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Corporation to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) 125% of the Conversion Amount of such share and (ii) the product of (A) the Conversion Rate in effect at such time as such holder delivers a Notice of Redemption at Option of Buyer Upon a Triggering Event (as defined below) and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such Triggering Event on which the Principal Market, or the market or exchange where the Common Stock is then traded, is open for trading ("TRIGGERING EVENT REDEMPTION PRICE" and, collectively with "MAJOR TRANSACTION REDEMPTION PRICE," the "REDEMPTION PRICE").

              (c) Redemption Option Upon Market Trigger. In addition to all other rights of the holders of Preferred Shares contained herein, after the end of any calendar month during which there is a Market Trigger (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Corporation to redeem up to 10% of the face amount (together with accrued dividends thereon) of the Preferred Shares originally issued to such holder at a price per Preferred Share equal to 150% of the Conversion Amount of such Preferred Share. ("MARKET TRIGGER REDEMPTION PRICE" and, collectively with "MAJOR TRANSACTION REDEMPTION PRICE" AND "TRIGGERING EVENT REDEMPTION PRICE," the "REDEMPTION PRICE").

              (d) "Major Transaction". A "MAJOR TRANSACTION" shall be deemed to have occurred at such time as any of the following events:

                  (i) the consolidation, merger or other business combination of the Corporation with or into another Person (other than (A) a consolidation, merger, or other business combination in which holders of the Corporation's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation);

                  (ii) the sale or transfer of all or substantially all of the Corporation's assets; or

                  (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 30% of the outstanding shares of Common Stock.

              (e) "Triggering Event". A "TRIGGERING EVENT" shall be deemed to have occurred at such time as any of the following events:

                  (i) the failure of the Registration Statement (as defined in the Registration Rights Agreement) to be declared effective by the SEC on or prior to the date that is 120 days after the Issuance Date;

                  (ii) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Preferred Shares for sale of all of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five consecutive trading days, provided that the cause of such lapse or unavailability is not due to factors solely within the control of such holder of Preferred Shares;

                  (iii) the suspension from trading or failure of the Common Stock to be listed on the Nasdaq National Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for a period of five consecutive trading days or for more than an aggregate of 10 trading days in any 365-day period;

                  (iv) the Corporation's or the Transfer Agent's notice to any holder of Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Preferred Shares into shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Amendment, or the failure of the Transfer Agent to comply with a Conversion Notice tendered in accordance with the provisions of this Certificate of Amendment within 10 business days after the receipt by the Transfer Agent of the Conversion Notice;

                  (v) the Corporation breaches any representation, warranty, covenant or other term or condition of the Exchange Agreement, the Registration Rights Agreement, this Certificate of Amendment or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 3 of the Exchange Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least 10 days.

              (f) "Market Trigger". A "MARKET TRIGGER" shall be deemed to occur in any calendar month beginning with, and including January 1999, in which the average of the Closing Bid Prices of the Common Stock for all trading days during such calendar month (the "AVERAGE PRICE") is less than $1.875

              (g) Mechanics of Redemption at Option of Buyer Upon Major Transaction. No sooner than 15 days nor later than 10 days prior to the consummation of a Major Transaction, the Corporation shall deliver written notice thereof via facsimile and overnight courier ("NOTICE OF MAJOR TRANSACTION") to each holder of Preferred Shares, which notice shall include the date by which a holder receiving a Notice of Major Transaction must provide the Corporation with notice of its intent to exercise its redemption rights hereunder (which date shall not be sooner than five business days after the date of the Notice of Major Transaction (the "MAJOR TRANSACTION RESPONSE DATE")). The Corporation shall publicly disclose the material facts of such Major Transaction prior to or concurrently with providing the Notice of Major Transaction, such public disclosure to be made not later than 10 days prior to the consummation of such Major Transaction. At any time after receipt of a Notice of Major Transaction and prior to the Major Transaction Response Date (or, in the event a Notice of Major Transaction is not delivered at least 10 days prior to a Major Transaction, at any time prior to the consummation of a Major Transaction) any holder of Preferred Shares then outstanding may require the Corporation to redeem all of the holder's Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier ("NOTICE OF REDEMPTION AT OPTION OF BUYER UPON MAJOR TRANSACTION") to the Corporation, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the number of Preferred Shares that such holder is electing to redeem and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 5(a) above.

              (h) Mechanics of Redemption at Option of Buyer Upon Triggering Event. Within one (1) day after the occurrence of a Triggering Event, the Corporation shall deliver written notice thereof via facsimile and overnight courier ("NOTICE OF TRIGGERING EVENT") to each holder of Preferred Shares. At any time (i) after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, but (ii) prior to the later of (A) the date which is six (6) business days after such holder's receipt of the Notice of Triggering Event and (B) such holder's receipt of written notice from the Corporation that such Triggering Event has been cured, any holder of Preferred Shares then outstanding may require the Corporation to redeem all of the Preferred Shares by delivering written notice thereof via facsimile and overnight courier ("NOTICE OF REDEMPTION AT OPTION OF BUYER UPON TRIGGERING EVENT") to the Corporation, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of Preferred Shares that such holder is electing to redeem and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to
     Section 5(b) above.

              (i) Mechanics of Redemption at Option of Buyer Upon Market Trigger. Within one (1) business day after the occurrence of a Market Trigger, the Corporation shall deliver written notice thereof via facsimile and overnight courier ("NOTICE OF MARKET TRIGGER") to each holder of Preferred Shares. At any time within five (5) business days after the earlier of a holder's receipt of a Notice of Market Trigger and such holder becoming aware of a Market Trigger, any holder of Preferred Shares then outstanding may require the Corporation to redeem up to 10% of the Preferred Shares originally issued to such holder by delivering written notice thereof via facsimile and overnight courier ("NOTICE OF REDEMPTION AT OPTION OF BUYER UPON MARKET TRIGGER") to the Corporation, which Notice of Redemption at Option of Buyer Upon Market Trigger shall indicate (i) the number of Preferred Shares that such holder is electing to redeem and (ii) the Market Trigger Redemption Price, as calculated pursuant to Section 5(c) above.

                   (j) Payment of Major Transaction Redemption Price and Triggering Event Redemption Price. Upon the Corporation's receipt of a Notice(s) of Redemption at Option of Buyer Upon Major Transaction or a Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, from any holder of Preferred Shares, the Corporation shall immediately notify each holder of Preferred Shares by facsimile of the Corporation's receipt of such notice(s) and each holder which has sent such a notice shall promptly submit to the Transfer Agent such holder's Preferred Stock Certificates which such holder has elected to have redeemed. The Corporation shall deliver the applicable Redemption Price to such holder within five (5) business days after the Corporation's receipt of a Notice of Redemption at Option of Buyer Upon Major Transaction, or Notice of Redemption at Option of Buyer Upon Triggering Event; provided that a holder's Preferred Stock Certificates shall have been so delivered to the Transfer Agent. If the Corporation is unable to redeem all of the Preferred Shares submitted for redemption, the Corporation shall (i) redeem a pro rata amount from each holder of Preferred Shares based on the number of Preferred Shares submitted for redemption by such holder relative to the total number of Preferred Shares submitted for redemption by all holders of Preferred Shares and
     (ii) in addition to any remedy such holder of Preferred Shares may have under this Certificate of Amendment and the Exchange Agreement, pay to each holder interest at the rate of 2.5% per month (prorated for partial months) in respect of each unredeemed Preferred Share until paid in full.

                  (k) Payment of Market Trigger Redemption Price. Upon the Corporation's receipt of a Notice(s) of Redemption at Option of Buyer Upon Market Trigger from any holder of Preferred Shares, the Corporation shall immediately notify each holder of Preferred Shares by facsimile of the Corporation's receipt of such notice(s) and each holder which has sent such a notice shall promptly submit to the Transfer Agent such holder's Preferred Stock Certificates which such holder has elected to have redeemed. The Corporation shall deliver the applicable Redemption Price to such holder within five (5) business days after the Corporation's receipt of a Notice of Redemption at Option of Buyer Upon Market Trigger; provided that a holder's Preferred Stock Certificates shall have been so delivered to the Transfer Agent. The Market Trigger Redemption Price may be paid in (i) cash by wire transfer of immediately available funds or (ii) shares of Common Stock (the "MARKET TRIGGER SHARES"), subject to the conditions set forth in the following sentence. In order to pay the Market Trigger Redemption Price by issuing the Market Trigger Shares, the Corporation shall (i) on the last day of any month in which a Market Trigger occurs, provide the holder of the Preferred Shares being redeemed with written notice of its intent to issue the Market Trigger Shares by facsimile and overnight courier; (ii) issue a number of Market Trigger Shares equal to the quotient obtained by dividing the Market Trigger Redemption Price by 85% of the Average Price for such calendar month; and (iii) prior to the date of delivery of the Market Trigger Shares, have an effective registration statement under the Securities Act of 1933, as amended, covering the resale of the Market Trigger Shares by the holders thereof. If the Corporation is unable to redeem all of the Preferred Shares submitted for redemption, the Corporation shall (i) redeem a pro rata amount from each holder of Preferred Shares based on the number of Preferred Shares submitted for redemption by such holder relative to the total number of Preferred Shares submitted for redemption by all holders of Preferred Shares and (ii) in addition to any remedy such holder of Preferred Shares may have under this Certificate of Amendment and the Exchange Agreement, pay to each holder interest at the rate of 2.5% per month (prorated for partial months) in respect of the Market Trigger Redemption Price of each unredeemed Preferred Share until paid in full.

                   (l) Void Redemption. In the event that the Corporation does not pay the Redemption Price within the time period set forth in Section 5(j) or 5(k), at any time thereafter and until the Corporation pays such unpaid applicable Redemption Price in full, a holder of Preferred Shares shall have the option (the "VOID OPTIONAL REDEMPTION OPTION") to, in lieu of redemption, require the Corporation to promptly return to such holder any or all of the Preferred Shares that were submitted for redemption by such holder under this Section 5 and for which the applicable Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Corporation via facsimile (the "VOID OPTIONAL REDEMPTION NOTICE"). Upon the Corporation's receipt of such Void Optional Redemption Notice, (i) the Notice of Redemption at Option of Buyer Upon Major Transaction, or the Notice of Redemption at Option of Buyer Upon Triggering Event, or the Notice of Redemption at Option of Buyer Upon Market Trigger, as the case may be, shall be null and void with respect to those Preferred Shares subject to the Void Optional Redemption Notice, (ii) the Corporation shall immediately return any Preferred Shares subject to the Void Optional Redemption Notice and (iii) the Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Corporation and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice of Redemption at Option of Buyer Upon Major Transaction, or the Notice of Redemption at Option of Buyer Upon Triggering Event, or the Notice of Redemption at Option of Buyer Upon Market Trigger, as the case may be, is delivered to the Corporation and ending on the date on which the Void Optional Redemption Notice is delivered to the Corporation.

              (m) Disputes; Miscellaneous. In the event of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to

     Section 4(e)(iii) above with the term "Closing Bid Price" and/or "Closing Sale Price", as the case may be, being substituted for the term "Market Price" and the term "Redemption Price" being substituted for the term "Conversion Rate." A holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not affect the Corporation's obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 5 shall have priority to payments to other stockholders in connection with a Major Transaction. In the event of a redemption pursuant to this
     Section 5 of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Corporation shall promptly cause to be issued and delivered to the holder of such Preferred Shares a preferred stock certificate representing the remaining Preferred Shares which have not been redeemed.

          (6) Other Rights of Holders.

              (a) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "ORGANIC CHANGE." Prior to the consummation of any
     (i) sale of all or substantially all of the Corporation's assets to an acquiring Person or (ii) other Organic Change following which the Corporation is not a surviving entity, the Corporation will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "ACQUIRING ENTITY") a written agreement (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding) to deliver to each holder of Preferred Shares in exchange for such shares, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Preferred Shares, including, without limitation, having a stated value and liquidation preference equal to the Stated Value and the Liquidation Preference of the Preferred Shares held by such holder, and satisfactory to the holders of a majority of the Preferred Shares then outstanding. Prior to the consummation of any other Organic Change, the Corporation shall make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding) to insure that each of the holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Shares such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such holder's Preferred Shares as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares).

                  (b) Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then the holders of Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         (7) Intentionally omitted.

         (8) Reservation of Shares. The Corporation shall, so long as any of the Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 100% of the number of shares of Common Stock for which the Preferred Shares are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Preferred Shares based on the number of Preferred Shares held by each holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such holders.

         (9) Voting Rights. Holders of Preferred Shares shall have no voting rights, except as required by law, including but not limited to the Business Corporation Law of the State of New York, and as expressly provided in this Certificate of Amendment.

         (10) Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders (the "LIQUIDATION FUNDS"), before any amount shall be paid to the holders of any of the capital stock of the Corporation of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Corporation, an amount per Preferred Share equal to the Conversion Amount of such Preferred Share as of such date (the "LIQUIDATION PREFERENCE"); provided that, if the Liquidation Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Corporation that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the "PARI PASSU SHARES"), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder as a liquidation preference, in accordance with their respective Certificates of Amendment, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. In addition to the receipt of the Liquidation Preference, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Shares shall be entitled to receive Liquidation Funds distributed to holders of Common Stock, after the Liquidation Preference has been paid, to the same extent as if such holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversions herein or elsewhere) and had held such shares of Common Stock on the record date for such distribution of the remaining Liquidation Funds. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other Person, nor the sale or transfer by the Corporation of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation. No holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than the amounts provided for herein; provided that a holder of Preferred Shares shall be entitled to all amounts previously accrued with respect to amounts owed hereunder.

         (11) Preferred Rank. All shares of Common Stock shall be of junior rank to all Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Corporation shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Corporation. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Corporation shall not hereafter authorize or make any amendment to the Corporation's Certificate of

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

     Incorporation or bylaws, or file any resolution of the board of directors of the Corporation with the Secretary of State of the State of New York or enter into any agreement containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Corporation with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

         (12) Participation. Subject to the rights of the holders, if any, of the Pari Passu Shares, the holders of the Preferred Shares shall, as holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

         (13) Restriction on Redemption, Cash Dividends and Issuance of Floating Rate Convertible Securities. Until all of the Preferred Shares have been converted or redeemed as provided herein, the Corporation shall not, directly or indirectly, (a) redeem, or declare or pay any cash dividend or distribution on, its Common Stock or (b) issue or sell any Convertible Securities that are convertible into or exchangeable for Common Stock at a price which may vary with the market price of the Common Stock, without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares.

          (14) Vote to Change the Terms of Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, shall be required for any change to this Certificate of Amendment or the Corporation's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares.

         (15) Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock

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

     certificates if the holder contemporaneously requests the Corporation to convert such Preferred Shares into Common Stock.

         (16) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Amendment shall be cumulative and in addition to all other remedies available under this Certificate of Amendment, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Amendment. The Corporation covenants to each holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Preferred Shares and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of the Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         (17) Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Amendment shall limit or modify any more general provision contained herein. This Certificate of Amendment shall be deemed to be jointly drafted by the Corporation and all Buyers and shall not be construed against any person as the drafter hereof.

          (18) Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         (19) This amendment has been adopted by the Board of Directors of the Corporation pursuant to Section 502 of the Business Corporation law.

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

              IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Fredric D. Price, its Chief Executive Officer, as of the 2nd day of December, 1998.

                                         AMBI INC.

                                         By:      /s/ Fredric D. Price
                                            --------------------------------
                                            Name:  Fredric D. Price
                                            Its:   Chief Executive Officer

                                         By:      /s/ Benjamin T. Sporn
                                            --------------------------------
                                            Name:   Benjamin T. Sporn
                                            Its:    Secretary

         EXHIBIT I

                                   AMBI INC.
                               CONVERSION NOTICE

Reference is made to the Certificate of Amendment of the Certificate of Incorporation of AMBI Inc. of the Series E Convertible Preferred Stock (the "CERTIFICATE OF AMENDMENT"). In accordance with and pursuant to the Certificate of Amendment, the undersigned hereby elects to convert the number of shares of Series E Convertible Preferred Stock, par value $.01 per share (the "PREFERRED SHARES"), of AMBI Inc., a New York corporation (the "CORPORATION"), indicated below into shares of Common Stock, par value $.005 per share (the "COMMON STOCK"), of the Corporation, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

         Date of Conversion:

         Number of Preferred Shares to be converted:

         Stock certificate no(s). of Preferred Shares to be converted:

Please confirm the following information:

         Conversion Price:

         Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Corporation in the following name and to the following address:

         Issue to:


         Facsimile Number:

         Authorization:
                                                     By:
                                                     Title:

         Dated:

         Account Number:
           (if electronic book entry transfer):

         Transaction Code Number (if electronic book entry transfer):

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